Exhibit 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q2 Revenue Up 12% Over Q2 2005
     SAN JOSE, Calif.—July 26, 2006—Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported second quarter 2006 revenue of $359 million, an increase of 12 percent over the $321 million reported for the same period in 2005. On a GAAP basis, Cadence® recognized net income of $30 million, or $0.10 per share on a diluted basis, in the second quarter of 2006, compared to $0.5 million, or $0.00 per share on a diluted basis, in the same period in 2005.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation, in-process research and development charges, integration and other acquisition-related expenses, gains and expenses related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

     Using this non-GAAP measure, net income in the second quarter of 2006 was $73 million, or $0.23 per share on a diluted basis, as compared to $53 million, or $0.17 per share on a diluted basis, in the same period in 2005.
     “We again had great execution during the second quarter,” said Mike Fister, president and CEO of Cadence Design Systems, Inc. “Our analog, mixed-signal expertise is fueling sales across all our platforms from system validation to digital implementation.”
     Bill Porter, executive vice president and chief financial officer added, “We had notably good performance across our broad base of business and all geographies this quarter.”
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations completed after July 1, 2006.
Business Outlook
     For the third quarter of 2006, the company expects total revenue in the range of $350 million to $360 million. Third quarter GAAP earnings per diluted share are expected to be in the range of $0.12 to $0.14. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.24 to $0.26.
     For the full year 2006, the company expects total revenue in the range of $1.425 billion to $1.475 billion. On a GAAP basis, net income per diluted share for fiscal 2006 is expected in the range of $0.45 to $0.53. Using the non-GAAP measure defined below, diluted earnings per share for fiscal 2006 are expected to be in the range of $0.98 to $1.06.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled
     Fister and Porter will host a second quarter 2006 financial results audio webcast today, July 26, 2006, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 26, 2006, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on Aug. 2, 2006. Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2005 revenues of approximately $1.3 billion, and has approximately 5,100 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s second quarter 2006 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or technologies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and the company’s Quarterly report on Form 10-Q for the quarter ended April 1, 2006.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets, stock-based compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges), executive severance payments, gains and expenses related to non-qualified deferred compensation plan assets and equity in losses (income) from investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. In addition, management believes it is useful to exclude stock-based compensation because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Management also believes that it is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations have included significant charges relating to such restructurings. Management believes that in measuring its operations it is useful to exclude such restructuring costs because the company’s level of restructuring activities is expected to significantly decrease in the foreseeable future. Finally, management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these items are not part of the company’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     In the fourth quarter of 2005, our non-GAAP measure also excluded the impact of the tax expense associated with Cadence’s repatriation in 2005 of foreign earnings under the American Jobs Creation Act of 2004. This expense had no impact on Cadence’s non-GAAP measure for the first and second quarters of 2006. Management believes it was useful to exclude the tax expense associated with the repatriation in 2005 of foreign earnings under the American Jobs Creation Act of 2004 as it eliminated a tax charge resulting from an event which is not expected to recur.

     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:

	Quarters Ended
Net Income Reconciliation	July 1, 2006	July 2, 2005
(in thousands)	(unaudited)
Net income on a GAAP basis	$30,388	$483
Amortization of acquired intangibles	17,487	29,862
Stock–based compensation expense	26,499	10,311
Non-qualified deferred compensation expense	2,647	(1,676)
Restructuring and other charges	(281)	13,514
Write-off of acquired in-process technology	—	9,400
Executive severance payments	—	3,213
Integration and acquisition-related costs	500	1,751
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	(2,347)	4,844
Income tax effect of non-GAAP adjustments	(2,238)	(18,243)

Net income on a non-GAAP basis	$72,655	$53,459

Diluted Net Income per Share	Quarters Ended
Reconciliation	July 1, 2006	July 2, 2005
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.10	$0.00
Amortization of acquired intangibles	0.06	0.10
Stock–based compensation expense	0.08	0.04
Non-qualified deferred compensation expense	0.01	(0.01)
Restructuring and other charges	—	0.04
Write-off of acquired in-process technology	—	0.03
Executive severance payments	—	0.01
Integration and acquisition-related costs	—	0.01
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	(0.01)	0.02
Income tax effect of non-GAAP adjustments	(0.01)	(0.07)

Diluted net income per share on a non-GAAP basis	$0.23	$0.17

Shares used in calculation of diluted net income per share — GAAP	317,000	310,822
Shares used in calculation of diluted net income per share — non-GAAP (A)	317,000	310,822

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure is useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning Sept. 15, 2006, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2006 Earnings Release is published, which is currently scheduled for Oct. 25, 2006.

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 1, 2006 and December 31, 2005
(In thousands)
(Unaudited)

	July 1, 2006	December 31, 2005
Current Assets:
Cash and cash equivalents	$825,863	$861,315
Short-term investments	30,913	33,276
Receivables, net of allowance for doubtful accounts of $9,212 and $10,979, respectively	295,454	282,073
Inventories	25,628	28,902
Prepaid expenses and other	84,091	70,736

Total current assets	1,261,949	1,276,302

Property, plant and equipment, net of accumulated depreciation of $586,985 and $549,593, respectively	358,541	356,945
Goodwill	1,269,171	1,232,926
Acquired intangibles, net	139,334	153,847
Installment contract receivables	101,025	102,748
Other assets	274,082	278,544

Total Assets	$3,404,102	$3,401,312

Current Liabilities:
Current portion of long-term debt	$40,000	$32,000
Accounts payable and accrued liabilities	256,978	300,586
Current portion of deferred revenue	312,257	273,265

Total current liabilities	609,235	605,851

Long-term Liabilities:
Long-term portion of deferred revenue	64,889	51,864
Convertible notes	420,000	420,000
Long-term debt	54,000	128,000
Other long-term liabilities	373,002	350,893

Total long-term liabilities	911,891	950,757

Stockholders’ Equity	1,882,976	1,844,704

Total Liabilities and Stockholders’ Equity	$3,404,102	$3,401,312

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Quarters and Six Months Ended July 1, 2006 and July 2, 2005
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Revenue:
Product	$232,143	$201,844	$440,265	$375,253
Services	33,105	29,386	65,536	61,829
Maintenance	93,265	89,681	180,926	176,366

Total revenue	358,513	320,911	686,727	613,448

Costs and Expenses:
Cost of product	20,092	22,153	40,572	44,109
Cost of services	23,894	23,108	47,961	46,087
Cost of maintenance	15,860	14,770	31,910	29,352
Marketing and sales	97,089	89,100	191,565	171,515
Research and development	115,537	96,370	231,798	191,391
General and administrative	38,986	37,633	74,027	66,738
Amortization of acquired intangibles	5,026	14,677	13,376	25,288
Restructuring and other charges	(281)	13,514	(711)	31,003
Write-off of acquired in-process technology	—	9,400	900	9,400

Total costs and expenses	316,203	320,725	631,398	614,883

Income (loss) from operations	42,310	186	55,329	(1,435)

Interest expense	(3,381)	(1,345)	(6,921)	(2,726)
Other income, net	14,748	2,182	43,198	6,689

Income before provision for income taxes and cumulative effect of change in accounting principle	53,677	1,023	91,606	2,528

Provision for income taxes	23,289	540	39,857	1,022

Net income before cumulative effect of change in accounting principle	30,388	483	51,749	1,506

Cumulative effect of change in accounting principle, net of tax	—	—	418	—

Net income	$30,388	$483	$52,167	$1,506

Net income per share before cumulative effect of change in accounting principle:
Basic	$0.11	$0.00	$0.18	$0.01

Diluted	$0.10	$0.00	$0.17	$0.01

Net income per share after cumulative effect of change in accounting principle:
Basic	$0.11	$0.00	$0.19	$0.01

Diluted	$0.10	$0.00	$0.17	$0.01

Weighted average common shares outstanding — basic	282,313	277,000	281,960	275,603

Weighted average common shares outstanding — diluted	317,000	310,822	316,048	309,506

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 1,	July 2,
	2006	2005
Cash and Cash Equivalents at Beginning of Period	$861,315	$448,517

Cash Flows from Operating Activities:
Net income	52,167	1,506
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	(418)	—
Depreciation and amortization	79,544	95,405
Stock-based compensation	56,164	18,316
Equity in loss from investments, net	600	4,704
Gain on investments, net	(25,138)	(11,858)
Write-down of investment securities	1,001	7,106
Write-off of acquired in-process technology	900	9,400
Non-cash restructuring and other charges	82	1,874
Tax benefit of call options	2,431	—
Deferred income taxes	8,293	—
Proceeds from the sale of receivables	74,016	111,452
Recoveries for gains on trade accounts receivable and sales returns	(1,550)	(23)
Other non-cash items	4,898	1,628
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	38,052	61,070
Inventories	690	(245)
Prepaid expenses and other	(11,477)	(1,053)
Installment contract receivables	(113,939)	(60,062)
Other assets	(1,099)	265
Accounts payable and accrued liabilities	(68,035)	(38,737)
Deferred revenue	46,864	11,503
Other long-term liabilities	12,303	(16,269)

Net cash provided by operating activities	156,349	195,982

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	3,687	13,200
Proceeds from sale of short-term investments	—	289,225
Purchases of short-term investments	—	(180,975)
Proceeds from the sale of long-term investments	20,000	5,019
Proceeds from sale of property, plant and equipment	—	33,625
Purchases of property, plant and equipment	(34,942)	(33,261)
Purchases of software licenses	(6,409)	—
Investment in venture capital partnerships and equity investments	(2,000)	(6,934)
Cash paid in business combinations, net of cash acquired, and acquisition of intangibles	(43,710)	(277,441)

Net cash used for investing activities	(63,374)	(157,542)

Cash Flows from Financing Activities:
Principal payments on long-term debt	(66,000)	(51)
Tax benefits from employee stock transactions	7,173	—
Proceeds from issuance of common stock	95,973	51,915
Purchases of treasury stock	(160,830)	—

Net cash provided by (used for) financing activities	(123,684)	51,864

Effect of exchange rate changes on cash and cash equivalents	(4,743)	4,734

Increase (decrease) in cash and cash equivalents	(35,452)	95,038

Cash and Cash Equivalents at End of Period	$825,863	$543,555

Cadence Design Systems, Inc.
As of July 26, 2006
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	September 30, 2006	December 30, 2006
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.12 to $0.14	$0.45 to $0.53

Amortization of acquired intangibles	0.04	0.20
Stock-based compensation expense	0.07	0.31
Non-qualified deferred compensation expense	—	0.01
Integration and acquisition-related costs	—	0.01
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	—	(0.01)
Income tax effect of non-GAAP adjustments	0.01	0.01

Diluted net income per share on a non-GAAP basis	$0.24 to $0.26	$0.98 to $1.06

Cadence Design Systems, Inc.
As of July 26, 2006
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	September 30, 2006	December 30, 2006
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$38 to $45	$143 to $167

Amortization of acquired intangibles	12	63
Stock-based compensation expense	23	101
Non-qualified deferred compensation expense	—	5
Restructuring and other charges	1	1
Write-off of acquired in-process technology	—	1
Integration and acquisition-related costs	—	2
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	1	(3)
Income tax effect of non-GAAP adjustments	2	2

Net income on a non-GAAP basis	$77 to $84	$315 to $339

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2004					2005					2006
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
North America	53%	57%	55%	45%	52%	46%	49%	53%	42%	48%	51%	48%
Europe	16%	19%	21%	30%	22%	16%	17%	21%	20%	18%	19%	18%
Japan	22%	14%	15%	14%	16%	30%	25%	20%	26%	25%	21%	24%
Asia	9%	10%	9%	11%	10%	8%	9%	6%	12%	9%	9%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2004					2005					2006
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification	20%	20%	18%	19%	19%	20%	19%	21%	25%	21%	26%	22%
Digital IC Design	25%	21%	24%	27%	24%	27%	23%	26%	29%	28%	20%	26%
Custom IC Design	27%	24%	27%	27%	27%	23%	31%	27%	22%	25%	27%	27%
Design for Manufacturing	6%	9%	12%	8%	9%	9%	9%	9%	8%	9%	8%	8%
System Interconnect	10%	9%	8%	9%	9%	10%	9%	8%	7%	8%	9%	8%
Services & Other	12%	17%	11%	10%	12%	11%	9%	9%	9%	9%	10%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance